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                                        CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-3 of BANC ONE CORPORATION of: (1) our report dated February 21, 1997 on our audits of the consolidated financial statements of BANC ONE CORPORATION as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A filed on March 21, 1997 and Form 10-K/A filed on June 30, 1997; and (2) our report dated August 28, 1997 on our audits of the supplemental balance sheets of BANC ONE CORPORATION as of December 31, 1996 and 1995, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, included in BANC ONE CORPORATION's Current Report on Form 8-K dated August 29, 1997, as amended by Form 8-K/A dated September 2, 1997.

         We also consent to the reference to our firm under the caption of "Experts".



                                                   /s/ Coopers & Lybrand L.L.P.
                                                   COOPERS & LYBRAND L.L.P.



Columbus, Ohio
October 20, 1997